Exhibit 99.1
FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, February 3, 2017 - Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had earned net income of $9.7 million or $0.15 per diluted share, on revenues of $157.6 million for the quarter ended December 31, 2016, compared to net income of $4.2 million or $0.07 per diluted share on revenues of $188.7 million for the quarter ended September 30, 2016 and compared to net income of $39.1 million or $0.60 per diluted share on revenues of $307.8 million for the quarter ended December 31, 2015.

During the quarter ended December 31, 2015, the Company recorded a non-cash impairment charge of approximately $64.7 million ($64.7 million, net of tax, or $1.00 per diluted share) related to the Atwood Falcon. During the quarter ended December 31, 2016, the Company did not recognize any impairment.

During the quarter ended December 31, 2015, the Company recognized approximately $18.0 million ($18.0 million, net of tax, or $0.28 per diluted share) of expected insurance recoveries related to cyclone damage to the Atwood Osprey. This amount is included in Other income on the Unaudited Condensed Consolidated Statement of Operations and was subsequently collected.

In January 2017, the client for the Atwood Achiever exercised its option provided as part of the “blend and extend” agreement we entered into in October 2015 to revert the contract to the original operating day rate and original end date. Exercise of this option will result in a one-time payment to us of $48.1 million that includes the difference in day rates, taxes, and administrative fees covering the time periods for which the reduced day rate was previously invoiced. Effective February 1, 2017 and continuing until the contract end date of approximately November 12, 2017, the operating day rate is $595,000.
In February 2017, we amended our drilling services contract with Woodside Energy Ltd (“Woodside”) to substitute the Atwood Condor for the Atwood Osprey for the Greater Enfield campaign. The contract is expected to commence between December 2017 and March 2018 at an operating rate of $222,295 per day for approximately 550 days. Depending on the commencement of the contract, Woodside will reimburse us for the mobilization of the Atwood Condor to Australia in an amount of either $34.5 million or $36.5 million. In addition, we entered into a new agreement with Woodside to utilize the Atwood Osprey for an additional exploration well with an estimated duration of approximately 100 days. The contract for the exploration well is expected to commence between March 2018 and May 2018 at an operating rate of $190,000 per day with a priced option for an additional well. We will receive a mobilization fee of $1.0 million if the option is exercised and a payment of $2.0 million if the option is not exercised.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	December 31, 2016	September 30, 2016	December 31, 2015
Revenues	$157,556	$188,677	$307,819

Income before Income Taxes	12,064	5,918	50,295
Provision for Income Taxes	(2,393)	(1,669)	(11,214)
Net Income	$9,671	$4,249	$39,081

Earnings per Common Share -
Basic	$0.15	$0.07	$0.60
Diluted	$0.15	$0.07	$0.60

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
(In thousands, except per share amounts)	2016	2015
	(Unaudited)
REVENUES:
Contract drilling	$149,863	$294,615
Revenues related to reimbursable expenses	7,693	13,204
Total revenues	157,556	307,819

COSTS AND EXPENSES:
Contract drilling	65,670	130,652
Reimbursable expenses	6,602	8,286
Depreciation	41,808	42,827
General and administrative	15,190	15,177
Asset impairment	—	64,724
(Gain) loss on sale of assets	(67)	77
	129,203	261,743

OPERATING INCOME	28,353	46,076

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(16,291)	(13,761)
Interest income	2	4
Other income	—	17,976
	(16,289)	4,219

INCOME BEFORE INCOME TAXES	12,064	50,295
PROVISION FOR INCOME TAXES	2,393	11,214
NET INCOME	$9,671	$39,081

EARNINGS PER COMMON SHARE (NOTE 3):
Basic	$0.15	$0.60
Diluted	$0.15	$0.60
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (NOTE 3):
Basic	64,879	64,765
Diluted	65,171	64,921

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended
(In millions)	December 31, 2016	September 30, 2016	December 31, 2015
Ultra-Deepwater	$148	$155	$182
Deepwater	—	—	72
Jackups	2	27	41
Reimbursable	8	7	13
	158	189	308

	DRILLING COSTS
	Three Months Ended
(In millions)	December 31, 2016	September 30, 2016	December 31, 2015
Ultra-Deepwater	$50	$58	$61
Deepwater	—	2	43
Jackups	14	17	26
Reimbursable	7	5	8
Other	1	—	1
	$72	$82	$139

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	December 31, 2016	September 30, 2016
	(Unaudited)
ASSETS
Cash	$160,110	$145,427
Accounts receivable, net	95,464	113,091
Income tax receivable	6,471	6,095
Inventories of materials and supplies, net	110,462	109,925
Prepaid expenses, deferred costs and other current assets	15,745	18,504
Total current assets	388,252	393,042

Property and equipment, net	4,223,156	4,127,696

Other receivables	11,831	11,831
Deferred income taxes	165	165
Deferred costs and other assets	6,253	7,058
Total assets	$4,629,657	$4,539,792

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	22,290	25,299
Accrued liabilities	9,076	7,868
Interest payable	14,896	7,096
Income tax payable	8,313	8,294
Deferred credits and other liabilities	285	799
Total current liabilities	54,860	49,356

Long-term debt	1,297,995	1,227,919
Deferred income taxes	1,403	1,202
Deferred credits	350	—
Other	30,613	30,929
Total long-term liabilities	1,330,361	1,260,050

Commitments and contingencies (Note 9)

Preferred stock, no par value, 1,000 shares authorized, none outstanding	$—	$—
Common stock, $1.00 par value, 180,000 shares authorized with 64,942 issued and outstanding as of December 31, 2016 and 180,000 shares authorized and 64,799 shares issued and outstanding as of September 30, 2016	$64,942	$64,799
Paid-in capital	$241,558	$237,542
Retained earnings	$2,938,546	$2,929,839
Accumulated other comprehensive loss	$(610)	$(1,794)
Total shareholders' equity	3,244,436	3,230,386
Total liabilities and shareholders' equity	$4,629,657	$4,539,792

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$9,671	$39,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41,808	42,827
Amortization	922	1,250
Provision for doubtful accounts	2,369	757
Deferred income tax benefit	(185)	(714)
Share-based compensation expense	3,655	2,371
Asset impairment	—	64,724
(Gain) loss on sale of assets	(67)	77
Changes in assets and liabilities:
Accounts receivable	15,258	60,883
Income tax receivable	(376)	(829)
Inventories of materials and supplies	(537)	11,023
Prepaid expenses, deferred costs and other current assets	2,759	7,462
Deferred costs and other assets	(496)	(1,050)
Accounts payable	(1,396)	(17,615)
Accrued liabilities	9,191	8,570
Income tax payable	19	(642)
Deferred credits and other liabilities	902	1,973
Net cash provided by operating activities	83,497	220,148

Cash flows from investing activities:
Capital expenditures	(138,814)	(131,547)
Net cash used in investing activities	(138,814)	(131,547)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	125,000	45,000
Principal payments on long-term debt	(55,000)	(115,000)
Dividends paid	—	(16,316)
Payments related to exercise of stock options	—	(599)
Net cash provided by (used in) or financing activities	70,000	(86,915)
Net increase in cash and cash equivalents	14,683	1,686
Cash and cash equivalents, at beginning of period	145,427	113,983
Cash and cash equivalents, at end of period	160,110	115,669

Non-cash activities:
Decrease (increase) in accounts payable related to capital expenditures	$(1,613)	$10,530
Dividends payable	$—	$4,858

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 10 mobile offshore drilling units and is constructing 2 ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW." For more information about the Company, please visit www.atwd.com.

Conference Call

The Company has scheduled a conference call and webcast related to its first quarter 2017 results on Monday, February 6, 2017, at 9:00 A.M. CDT (10:00 A.M. EDT). Interested parties are invited to listen to the call by dialing 1-800-894-5910, or internationally 1-785-424-1052, Conference ID - ATWOOD/ Password 25965. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site.

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark W. Smith
Senior Vice President and Chief Financial Officer
(281) 749-7840